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                     Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                           Dollar Amounts
ASSETS                                                       in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                        $ 7,769,502

  Interest-bearing balances ..........                          1,472,524
Securities:
  Held-to-maturity securities ........                          1,080,234
  Available-for-sale securities ......                          3,046,199
Federal funds sold and Securities pur-
chased under agreements to resell.....                          3,193,800
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income ...........................                         35,352,045
  LESS: Allowance for loan and
    lease losses .....................                            625,042
  LESS: Allocated transfer risk
    reserve...........................                                429
    Loans and leases, net of unearned
    income, allowance, and reserve....                         34,726,574
Assets held in trading accounts ......                          1,611,096
Premises and fixed assets (including
  capitalized leases) ................                            676,729
Other real estate owned ..............                             22,460
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                            209,959
Customers' liability to this bank on
  acceptances outstanding ............                          1,357,731
Intangible assets ....................                            720,883
Other assets .........................                          1,627,267
                                                              -----------
Total assets .........................                        $57,514,958
                                                              ===========

LIABILITIES
Deposits:
  In domestic offices ................                        $26,875,596
  Noninterest-bearing ................                         11,213,657
  Interest-bearing ...................                         15,661,939
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                         16,334,270
  Noninterest-bearing ................                            596,369
  Interest-bearing ...................                         15,737,901
Federal funds purchased and Securities
  sold under agreements to repurchase.                          1,583,157
Demand notes issued to the U.S.
  Treasury ...........................                            303,000
Trading liabilities ..................                          1,308,173
Other borrowed money:
  With remaining maturity of one year
    or less ..........................                          2,383,570
  With remaining maturity of more than
    one year through three years......                                  0
  With remaining maturity of more than
    three years .........................                          20,679
Bank's liability on acceptances exe-
  cuted and outstanding ..............                          1,377,244
Subordinated notes and debentures ....                          1,018,940
Other liabilities ....................                          1,732,792
                                                              -----------
Total liabilities ....................                         52,937,421
                                                              -----------

EQUITY CAPITAL
Common stock ........................                           1,135,284
Surplus .............................                             731,319
Undivided profits and capital
  reserves ..........................                           2,721,258
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                               1,948
Cumulative foreign currency transla-
  tion adjustments ..................                        (     12,272)
                                                              -----------

Total equity capital ................                           4,577,537
                                                              -----------
Total liabilities and equity
  capital ...........................                         $57,514,958
                                                              ===========

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                     Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     Alan R. Griffith     )
     J. Carter Bacot      )
     Thomas A. Renyi      )     Directors